CONSENT

     I, Wolfgang Schwarz, hereby consent to the use of my name as a future director under the caption "Management" in the Post-effective SB-2 Registration Statement and prospectus, and any amendments thereto, of Kingsgate Acquisitions, Inc. to be filed with the Securities and Exchange Commission.

                                            /s/ Wolfgang Schwarz
                                            ---------------------
                                           Wolfgang Schwarz
   Dated: December 7, 2001